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                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY









      ____________________________________________________________________


                              WARRANT AGREEMENT

                                    DATED

                               JANUARY 8, 1996

                                   BETWEEN

                                 MEDIRISK, INC.

                                      AND

                        HEALTHPLAN SERVICES CORPORATION

      ____________________________________________________________________







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                               WARRANT AGREEMENT


     This WARRANT AGREEMENT is entered into this 8th day of January 1996, by and between MEDIRISK, INC., a Florida corporation (the "Company"), and HEALTHPLAN SERVICES CORPORATION, a Delaware corporation (the "Investor").

                                   BACKGROUND

     The Company is authorized to issue 20,000,000 shares of Series A Common Stock, par value $0.001.

     Pursuant to this Agreement, the Company shall issue up to 665,180 warrants to the Investor entitling it to purchase, subject to adjustment as provided in this Agreement, up to an aggregate of 665,180 shares of Series A Common Stock of the Company, such maximum aggregate number of shares representing 16% of the outstanding shares of Series A Common Stock of the Company on a fully diluted basis on the date hereof.

     Capitalized terms used in this Agreement shall have the meanings set forth on APPENDIX A.

     NOW, THEREFORE, the Company and the Investor agree as follows:

                                   ARTICLE 1
                                  THE WARRANTS

     1.1 Issuance of Warrants. (a) On each Subsequent Closing Date, in consideration of the purchase by Investor of the Senior Subordinated Notes purchased on such Subsequent Closing Date, the Company shall issue to the Investor a number of Warrants equal to the aggregate original principal amount of the Senior Subordinated Notes purchased at such Subsequent Closing multiplied by 0.066518 (the "Warrant Multiple"). A maximum of 665,180 Warrants will be issued hereunder if Investor purchases Senior Subordinated Notes with an aggregate original principal amount equal to $10,000,000, such Warrants representing 16% of the outstanding shares of the Company on a fully diluted basis on the date hereof. At each such Subsequent Closing the Company shall deliver to the Investor a Warrant Certificate representing such Warrants. Each Warrant will entitle the Investor to purchase one share of Series A Common Stock of the Company, with such number being adjusted as provided in Article 4 of this Agreement on account of events occurring after the date of this Agreement, whether or not such events occur before or after the issuance of the Warrant.

     (b) If the Company (i) establishes any credit facility (an "Other Credit Facility") prior to such time as the maximum number of Warrants issuable hereunder have been issued, which credit facility is not (A) Senior Debt (as defined in the Securities Purchase Agreement) or (B) indebtedness issued by the Company to a seller of a business




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acquired by the Company in connection with the Company's acquisition of such business, and (ii) incurs any indebtedness under such Other Credit Facility, then the Company shall issue to the Investor effective as of each day on which it incurs indebtedness under such Other Credit Facility a number of Warrants equal to the aggregate original principal amount of the indebtedness incurred by the Company under such Other Credit Facility on such day multiplied by the Warrant Multiple. The Company shall deliver to the Investor a Warrant Certificate representing the Warrants issuable under this subsection (b) within 30 days after the day on which it incurs indebtedness under such Other Credit Facility.

     (c) Subject to the provisions of subsection (d) below, if on the day the Company engages in, or experiences, a Maturity Event the Company has not issued at least 68.15% of the maximum number of Warrants issuable under this Agreement, then the Company shall issue to the Investor a number of Warrants equal to (i) 68.15% of the maximum number of Warrants issuable under this Agreement minus (ii) the number of Warrants that have been issued under this Agreement prior to such Maturity Event. The Company shall deliver to the Investor a Warrant Certificate representing the Warrants issuable under this subsection (c) within 10 Business Days after the effective date of such Maturity Event. For the purposes of this Agreement, the term "Maturity Event" means (A) an Initial Public Offering by the Company; (B) a Change of Control of the Company; (C) the third anniversary of the date of this Agreement; (D) any acceleration by the Investor of the maturity of the Indebtedness outstanding under the Senior Subordinated Notes or any Event of Default that would give the Investor the right to accelerate such maturity at a time when the Investor is precluded from accelerating such maturity by reason of a Subordination Agreement, (E) the death of Mark A. Kaiser, if such death occurs on or after January 1, 1997, and (F) the termination of the employment of Mark A. Kaiser with the Company.

     (d) Notwithstanding the provisions of subsection (c) above, if Mark A. Kaiser dies on or before December 31, 1996 (a "1996 Kaiser Death"), the Investor may, on any date after such 1996 Kaiser Death and prior to a subsequent Maturity Event, terminate its commitment to purchase Senior Subordinated Notes as set forth in the Securities Purchase Agreement or determine not to purchase Senior Subordinated Notes that it was otherwise obligated to purchase thereunder except for the occurrence of the 1996 Kaiser Death (a "Kaiser Death Funding Termination Event"); and upon such Kaiser Death Funding Termination Event, subsection (c) of this Section 1.1 shall terminate and be of no force and effect. In the absence of a Kaiser Death Funding Termination Event, the Company shall continue to issue Warrants to Investor in accordance with the provisions of this Agreement.

     1.2 Execution of Warrant Certificates. Warrant Certificates may be signed on behalf of the Company by any person authorized by the Company to do so. Any person who, on the actual date of the execution of a Warrant Certificate, is authorized by the Company to sign the Warrant Certificate, may sign on the Company's behalf even if such person was not authorized to do so on the Subsequent Closing Date.


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     1.3   Registration.  The Company may deem and treat the registered Holder of a Warrant Certificate as the absolute owner for all purposes, notwithstanding any notation of ownership or other writing thereon made by anyone.

     1.4 Exchanges. At the option of the Holder, any Warrant Certificate may be exchanged when surrendered at the principal office of the Company for one or more Warrant Certificates representing in the aggregate a Warrant or Warrants to acquire a like number and kind of shares of Series A Common Stock in the Company by the Holder. Warrant Certificates surrendered for exchange shall be canceled by the Company.

     1.5 Mutilated or Missing Warrant Certificates. If any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of such Warrant Certificate, a new Warrant Certificate representing an equivalent number of Warrants, but only upon receipt of evidence of such loss, theft or destruction reasonably satisfactory to the Company or, if requested by the Company, upon receipt of a duly executed indemnification agreement reasonably satisfactory to the Company; provided, however, that the Investor shall not be required to deliver an indemnity bond.

     1.6 Term and Exercisability of Warrants. The Warrants shall be exercisable, at any time or from time to time, in whole or in part, in the manner provided in Section 1.7; provided, however, that at the Expiration Date any unexercised Warrants shall become void and all rights of the Investor with respect to such Warrants shall cease.

     1.7 Manner of Exercise of Warrants. Subject to the provisions of this Agreement, the Investor shall have the right to purchase from the Company, and the Company shall issue and sell to the Investor, one share of Series A Common Stock for each Warrant exercised, upon surrender to the Company at its principal office of the Warrant Certificate representing such Warrant, together with a Form of Warrant Subscription in substantially the form of EXHIBIT A-2 completed and signed, and upon payment to the Company of the Exercise Price in lawful money of the United States of America.

     1.8 Issuance of Shares Upon Exercise. Upon exercise of a Warrant, the Company shall issue and cause to be delivered to the Investor, registered in the name of the Investor, a certificate representing the share or shares of Series A Common Stock issuable upon the exercise of such Warrant. Such certificate shall be deemed to have been issued, and the Investor shall be deemed to have become a holder of record of such Series A Common Stock, as of the date of surrender of the Warrant Certificate and payment of the Exercise Price. The Warrants shall be exercisable, at the election of the Investor, either as an entirety or for part only of the number of Warrants specified in the Warrant Certificate representing such Warrants. If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued by the Company, registered in the name of the Investor, representing the remaining unexercised number of Warrants evidenced by the

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Warrant Certificate so surrendered.  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Company.

     1.9 Payment of Expenses and Taxes. The Company shall pay all expenses and taxes imposed by law or any governmental agency, including any documentary stamp taxes, attributable to the issuance of Warrant Shares upon the exercise of Warrants.

     1.10 Reservation of Shares. The Company covenants and agrees that, so long as any Warrants remain outstanding, the Company shall (i) at all times have authorized and reserved a number of shares of Series A Common Stock sufficient to provide for the exercise of the Warrants, and (ii) take all such action as may be required to assure that the par value, if any, per share of Series A Common Stock is at all times equal to or less than the Exercise Price as in effect from time to time pursuant to this Agreement.

     1.11 Securities Law Compliance. If the issuance of any shares of Series A Common Stock required to be reserved for purposes of the exercise of any Warrants requires the registration with, or approval of, any governmental authority or requires listing on any national securities exchange or national market system before such shares may be so issued, the Company shall at its expense use its best efforts to cause such shares to be duly registered, approved or listed, as the case may be, so that such shares may be issued in accordance with the terms hereof; provided, however, that the foregoing shall not apply to the extent that such issuance would require registration or qualification as a public offering as a result of the Transfer of the Warrants.

     1.12 Fractional Shares. The Company need not issue fractional shares upon the exercise of Warrants but in lieu thereof may pay to the Investor the Fair Value of such fractional shares; provided, however, that in the event that the Company undertakes a reduction in the number of shares of Series A Common Stock outstanding, it shall be required to issue fractional shares to Investor if it exercises all or any part of its Warrants.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

     2.1 By the Company. The Company represents and warrants to the Investor as follows:

     2.1.1 Legal Status; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of conduct of its business as now conducted requires such qualification. The Company has all requisite corporate power and authority to conduct business as presently conducted and as currently proposed to be conducted, to own, lease, sell or otherwise dispose of or operate its properties, and to enter into and perform this Agreement.


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     2.1.2 Capitalization.  Prior to giving effect to the transactions contemplated hereunder and under the other Investment Documents, the authorized capitalization and all outstanding shares of capital stock of the Company and all outstanding Options and Convertible Securities are as set forth on EXHIBIT C to the Securities Purchase Agreement.

     2.1.3 Valid Issue. All shares of Series A Common Stock that may be issued upon exercise of the Warrants are duly authorized and, upon issuance in accordance with the provisions of this Agreement and payment therefor as herein provided, shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges and security interests (other than liens and security interests created by the Investor).

     2.1.4 Authority; No Conflicts. This Agreement and any other instruments or documents to be executed and delivered on behalf of the Company pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company. Neither the execution and delivery nor the performance of this Agreement and any other instruments or documents executed and delivered pursuant hereto by the Company (i) conflicts with the Charter Documents of the Company, (ii) violates any law, regulation or ordinance, or any order or ruling of any court or governmental entity, applicable to the Company or (iii) results in a breach or violation of, or constitutes a default under, any term of any agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound.

     2.1.5 Binding and Enforceability. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and general principles of equity, whether such enforcement is considered in a proceeding at law or in equity.

     2.1.6 Governmental and Other Consents. No governmental or other consents, approvals, authorizations, registrations, declarations or filings are required for the execution and delivery of this Agreement on behalf of the Company and the performance of this Agreement by the Company.

     2.2 Securities Law Representations of the Investor. The Investor represents, warrants and acknowledges to the Company as follows:

     2.2.1 Investment. The Warrants issued to the Investor, and the Warrant Shares to be issued to the Investor upon exercise of the Warrants, are being acquired for investment only for the Investor's own account, not as a nominee or agent, and not with a view to the resale or other distribution thereof. The Investor has not been contacted concerning the acquisition of the Warrants or Warrant Shares by means of any advertisement.

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     2.2.2 Sophistication.  The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's investment in the Warrants and the Warrant Shares; the Investor has the ability to bear the economic risks of such investment; the Investor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement; and the Investor has had an opportunity to obtain such financial and other information from the Company as the Investor deems necessary or appropriate in connection with evaluating the merits of the investment in the Warrants and the Warrant Shares; provided, however, that none of the Investor's representations hereunder are intended in any way to limit the scope or applicability of the Company's representations and warranties in this Agreement and the Securities Purchase Agreement, the truth, accuracy and completeness of which such Investor has relied upon in its investment in the Warrants and the Warrant Shares.

     2.2.3 Accredited Investor.  The Investor qualifies as an Accredited
Investor.

                                   ARTICLE 3
                            COVENANTS OF THE COMPANY

     The Company covenants that, so long as any of the Warrants or Warrant Shares remain outstanding, the Company shall and shall cause each of its Subsidiaries to:

     3.1 Records. Maintain adequate books and records in accordance with GAAP, and permit a representative of Investor, at any reasonable time during the Company's regular business hours upon reasonable prior notice, to inspect, copy, audit and examine such books and records, to visit and inspect the properties of the Company and its Subsidiaries, and to discuss the business, finances and affairs of the Company and its Subsidiaries with the officers and directors thereof, all at the expense of the Company.

     3.2 Existence; Compliance With Law. Preserve and maintain its corporate existence, and all of its licenses, permits, governmental approvals, rights, privileges and franchises necessary or desirable in the normal conduct of its business as now conducted or presently proposed to be conducted; conduct its business in an orderly and regular manner; comply with the provisions of all documents pursuant to which it is organized or which govern its continued existence; and comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and requirements for the maintenance of its insurance, licenses, permits, governmental approvals, rights, privileges and franchises.

     3.3 Reporting Requirements. From and after the date of this Agreement and until the earlier to occur of (i) the Company's registration of one or more of its classes of its securities under the Securities Exchange Act of 1934, as amended, or (ii) Investor's ceasing to own or have the right to acquire an aggregate of at least 25,000 shares of Series A Common Stock, the Company will deliver to Investor:

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     (i)   as soon as available and in any event within 120 days after the end of each Fiscal Year (other than the Fiscal Year ending December 31, 1995, in which case on or before June 30, 1996), audited consolidated financial statements of the Company and its Affiliated Companies (as defined in the Securities Purchase Agreement) as of the end of and for such Fiscal Year, together with an unqualified report thereon of the Company's independent certified public accounting firm, such financial statements to include a balance sheet, statements of income, shareholders' equity and cash flows, and footnotes, all prepared in accordance with GAAP;

     (ii) as soon as available and in any event within 30 days after the end of each month, a consolidated balance sheet of the Company and its Affiliated Companies as of the end of such month and statements of income, retained earnings and cash flows of the Company and its Affiliated Companies for such month and for the Fiscal Year to date, prepared in accordance with GAAP subject to normal year-end audit adjustments applied on a basis consistent with prior years;

     (iii) as soon as possible and in any event within ten Business Days after the Company has knowledge of the occurrence of any breach of this Agreement or any other Investment Document (as defined in the Securities Purchase
Agreement), a statement of the chief executive officer, chief financial officer or chief operating officer of the Company setting forth details of such event and the action that the Company and its Affiliated Companies propose to take with respect thereto;

     (iv) as soon as possible and in any event within ten Business Days after acquiring knowledge thereof, written notice of all litigation, actions, suits or proceedings threatened or commenced affecting the Company or any of its Affiliated Companies or the properties or business of the Company or any of its Affiliated Companies if the relief sought thereunder is either unspecified as to amount, or is for damages in excess of $10,000 or, if awarded, could reasonably be expected to materially and adversely affect the business, properties, condition (financial or otherwise), or operations of the Company or any of its Affiliated Companies; and as soon as possible and in any event within five Business Days after any material development or change in the status of any such litigation, action, suit or proceeding, notice of such development or change; and

     (v) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the debt or equity securities of the Company or any of its Affiliated Companies, including without limitation any statement or report furnished pursuant to the terms of any stock purchase, indenture, loan or credit or similar agreement and not otherwise required to be furnished to Purchaser pursuant to any other clause of this Section 3.3, but excluding (i) any statement or request delivered to any holder of the debt or equity securities of the Company or any of its Affiliated Companies other than in such Person's capacity as a holder of such debt or equity and (ii) routine correspondence between the Bank (as defined in the Securities Purchase Agreement) and the Company.

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                                   ARTICLE 4
                            ANTI-DILUTION PROTECTION

     4.1 Basis for Anti-Dilution Calculations. The parties agree that as of the date of this Agreement each Warrant issued hereunder shall entitle its holder to receive one share of Series A Common Stock upon the exercise of such Warrant and that the maximum number of Warrants issuable hereunder is 665,180. The parties acknowledge and agree that the number of shares of Series A Common Stock or other consideration to be received upon the exercise of each Warrant is subject to adjustment as provided in this Article 4 and that such number of shares and other consideration shall be calculated as if each Warrant issued hereunder was issued on and as of the date of this Agreement, regardless of when actually issued. For Example, if (i) this Agreement were executed on January 5, 1996 (but no Warrants were issued on such date), (ii) on January 25, 1996 an event took place that, upon application of the provisions of this
Article 4, would cause the number of shares of Series A Common Stock issuable upon the exercise of a Warrant to be adjusted to 2.5 shares per Warrant and
(iii) 200 Warrants were issued on February 1, 1996, then the Warrants issued on February 1, 1996 would entitle the Investor to receive 500 shares of Series A Common Stock upon the exercise of all such Warrants.

     4.2 Change in Exercise Price Upon Issuance of Securities. If the Company issues or sells any shares of Series A Common Stock, other than Series A Common Stock Outstanding on the date hereof and Excluded Shares, or issues any Convertible Security or Option entitling the issuee to acquire shares of Series A Common Stock for a consideration per share less than the Fair Value in effect immediately prior to the time of such issuance or sale, then the Exercise Price shall be reduced to the lower of the following:

     (a)   the price determined by dividing (i) an amount equal to the sum of
(x) the Series A Common Stock Outstanding immediately prior to such issuance or sale multiplied by the then Current Exercise Price, plus (y) the aggregate consideration, if any, received by the Company upon such issuance or sale, by
(ii) the Series A Common Stock Outstanding immediately after such issuance or sale; or

     (b) the price determined by multiplying the Current Exercise Price by a fraction (i) the numerator of which shall be the sum of (A) the Series A Common Stock Outstanding immediately prior to such issuance or sale, plus (B) the number of shares of Series A Common Stock that the aggregate consideration, if any, received by the Company upon such issuance or sale would purchase at the Fair Value on the date of such issuance or sale and (ii) the denominator of which shall be the Series A Common Stock outstanding immediately after and giving effect to such issuance or sale.

     For the purposes of Section 4.2, the following provisions shall also be applicable:


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     4.2.1 Cash Consideration.  If the Company issues the Series A Common
Stock, Option or Convertible Security for cash, the consideration received by the Company therefor (or, if such shares are offered by the Company for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), after deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services but without deducting therefrom any expenses incurred in connection therewith, shall be deemed to be the consideration received by the Company for such shares.

     4.2.2 Non-Cash Consideration. If the Company issues (other than upon conversion or issuance of a Convertible Security) the Series A Common Stock, Option or Convertible Security for a consideration wholly or partially other than cash, including services rendered, the fair value of such consideration, as determined by the Board of Directors of the Company in good faith shall be deemed to be the value, for purposes of this Section 4.2, of the consideration other than cash received by the Company for such securities except that any Series A Common Stock, Option or Convertible Security issued for services shall be deemed to be issued for no consideration.

     4.2.3 Options and Convertible Securities. If the Company issues or grants any Option or any Convertible Security, and the inclusion thereof (as if exercised or converted) in the calculation of an adjusted Exercise Price pursuant to this Section 4.2 would result in an Exercise Price lower than if such Option or Convertible Security were excluded, then the total maximum number of shares of Series A Common Stock issuable upon the exercise of such Option or upon conversion or exchange of the total maximum amount of such Convertible Security outstanding at the time such Convertible Security first becomes convertible or exchangeable shall be deemed to be issued and to be outstanding for the purposes of this Section 4.2 as of the date of issue or grant of such Option or, in the case of the issue or sale of a Convertible Security other than where the same is issuable upon the exercise of an Option, as of the date of such issue or sale and to have been issued for the sum of the amount (if any) paid for such Option or Convertible Security and the amount (if any) payable upon the exercise of such Option or upon conversion or exchange of such Convertible Security at the time such Convertible Security becomes convertible or exchangeable. If the inclusion of such Option or Convertible Security (as if exercised or converted) would not result in an Exercise Price lower than if such Option or Convertible Security were excluded, or if, at the time of exercise, the Exercise Price which would result from deeming such an Option or Convertible Security to have been issued on the date of exercise is lower than that which resulted from adjustment of the Exercise Price at the time of issuance, then such Option or Convertible Security shall not be deemed to be issued until the close of business on the date of exercise, conversion or exchange and issuance of Series A Common Stock pursuant thereto.

     4.2.4 Reclassification. The reclassification of securities other than Series A Common Stock into securities including Series A Common Stock shall be deemed to

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involve the issuance for a consideration other than cash of such Series A
Common Stock at the close of business on the date fixed for the determination of stockholders entitled to receive such Series A Common Stock.

     4.3 Change in Exercise Price or Conversion Rate of Option or Convertible Securities.

     4.3.1 Not Due to Dilution. If the purchase price provided for in any Option, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for shares of Series A Common Stock changes at any time (other than under or by reason of provisions designed to protect against dilution), the Current Exercise Price in effect at the time of the change shall be readjusted to the Exercise Price that would have been in effect at such time had such Option or Convertible Security still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

     4.3.2 Due to Dilution. If the purchase price provided for in any Option, or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Security, or the rate at which any Convertible Security is convertible into or exchangeable for shares of Series A Common Stock is reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Series A Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Exercise Price then in effect hereunder shall, upon issuance of such shares of Series A Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Series A Common Stock delivered as aforesaid and for the consideration actually received for such Option or Convertible Security and the Series A Common Stock.

     4.4 Termination of Option or Conversion Rights. If any right to purchase Series A Common Stock under any Option or any right to convert or exchange any Convertible Security terminates or expires, the Current Exercise Price shall, upon such termination, be changed to the Exercise Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Series A Common Stock issuable thereunder shall no longer be deemed to be Series A Common Stock Outstanding.

     4.5   Stock Splits; Etc.

     4.5.1 Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of this Agreement effect a subdivision or combination of any outstanding shares of Series A Common Stock, the Exercise Price

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then in effect immediately before that subdivision or combination shall be proportionately adjusted by multiplying the then effective Exercise Price by a fraction, (i) the numerator of which shall be the number of shares of Series A Common Stock issued and outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the number of shares of Series A Common Stock issued and outstanding immediately after such subdivision or combination. The number of shares of Series A Common Stock outstanding at any time shall, for the purposes of this Section 4.5, include the number of shares of Series A Common Stock into which any convertible securities of the Company may be converted, or for which any warrant, option or rights of the Company may be exchanged. Any adjustment under this Section 4.5 shall become effective at the close of business on the date the subdivision or combination becomes effective.

     4.5.2 Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Agreement shall make or issue, or fix a record date for the determination of holders of shares of Series A Common Stock entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Company, (ii) assets of the Company (other than cash), or (iii) securities of the Company other than shares of Series A Common Stock, then and in each such event provision shall be made so that the holders of Warrants shall receive upon exercise thereof, in addition to the number of shares of Series A Common Stock receivable upon the exercise thereof, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of shares of Common Stock they could have received upon exercise of their Warrants.

     4.5.3 Adjustment for Reclassification, Exchange or Substitution. If the Series A Common Stock issuable upon the exercise of the Warrants shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4.5), then and in each such event the holder of a Warrant shall have the right thereafter to receive upon the exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of shares of Series A Common Stock as the holder of a Warrant could have received upon exercise of such Warrant immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

     4.5.2 Reorganization, Mergers, Consolidations or Sales of Assets or Capital Stock. If at any time or from time to time there shall be (i) a capital reorganization of the Series A Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.5) or (ii) a merger, consolidation or statutory share exchange of the Company with or into another corporation in which consolidation, merger or statutory share exchange persons owning capital stock of the Company immediately prior to the consolidation, merger or share exchange own less than a majority of the voting stock of the resulting, surviving or exchanging corporation, or (iii) the sale of all or substantially all the Company's properties and assets or capital stock to any other person, then, as a part of such reorganization, merger, consolidation, share exchange or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive, upon exercise of the Warrants, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, share exchange or sale, to which a holder of the maximum number of shares of Series A Common Stock that a holder of a Warrant could receive upon exercise thereof would have been entitled on such capital, reorganization, merger, share exchange, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.5 with respect to the rights of the holders of the Warrants after the reorganization, merger, share exchange, consolidation or sale to the end that the provisions of this Section 4.5 (including adjustment of the Exercise Price then in effect and the number of shares purchasable upon exercise of the Warrants) shall be applicable after that event as nearly equivalent as may be practicable.

     4.6 Successive Changes. The provisions of this Article shall apply to successive issuances, dividends or other Distributions, subdivisions and combinations on or of shares of Series A Common Stock after the date of this Agreement.

     4.7 Adjustment of Shares Issuable Upon Exercise of Warrants. Upon each adjustment of the Exercise Price as a result of the calculations made pursuant to this Article 4, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter be treated as that number of Warrants, and shall evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Series A Common Stock (calculated to the nearest hundredths), obtained by (i) multiplying the number of shares of Series A Common Stock purchasable upon exercise of a Warrant prior to adjustment by the Exercise Price in effect prior to adjustment, and (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

     4.8 Notice of Adjustment to Holders. Upon the occurrence of each adjustment or readjustment of the Exercise Price, the Company at its expense shall compute such adjustment or readjustment in accordance with the terms hereof. Promptly, and in no case more than 60 days after the occurrence of such adjustment or readjustment, the Company shall furnish the Investor with a certificate signed by the Company's chief financial officer setting forth in reasonable detail (i) the Exercise Price after such adjustment or readjustment,
(ii) the method of calculation and the facts upon which such calculation is based and (iii) the number of shares of Series A Common Stock purchasable upon exercise of a Warrant after such adjustment or readjustment. If, within ten Business Days after receipt of such certificate, the Investor so requests in writing, the Company shall at its expense cause the computation of an adjustment or readjustment to be recalculated by independent certified public accountants of recognized standing selected by the Company, which accountants shall have had no affiliation with the Company for the five years preceding such recalculation except to make another recalculation hereunder or under the provisions of the Company's Articles of Incorporation governing the Series B Convertible Preferred Stock. At any time or from time to time, upon written request from the Investor, the Company shall at its expense provide the Investor a certificate setting forth the current Exercise Price and the number of shares of Series A Common Stock and the amount, if any, of other property which at that time would be received by the Investor upon exercise of its Warrants.

     4.9 Certain Other Actions Prohibited. The Company shall not by amendment of its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions of this Agreement, but shall at all times in good faith assist in the carrying out of all of the provisions of this Agreement and shall take all such action as the Investor may reasonably request to protect the exercise privilege of the Investor against dilution or other impairment.
Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of a share of Series A Common Stock above the Exercise Price, (ii) shall take all such actions as may be necessary or appropriate under local, state or federal laws of the United States of America in order that the Company may validly and legally issue fully paid and nonassessable shares of Series A Common Stock upon the exercise of all Warrants from time to time outstanding and (iii) shall not take any action which results in any adjustment of the Exercise Price if the total number of shares of Series A Common Stock or other securities issuable after the action upon the exercise of all of the Warrants, Options and Convertible Securities then outstanding would exceed the total number of shares of Series A Common Stock or other securities then authorized by the Company's Charter Documents and available for the purpose of issue upon such exercise.

                                   ARTICLE 5
                         CERTAIN CORPORATE TRANSACTIONS

     5.1 Prohibition on Dividends, Distributions. For so long as any of the Warrants or Warrant Shares remain outstanding, the Company shall not declare or pay any dividend or Distribution in cash, stock or any other property on its capital stock now or hereafter outstanding or on any Option now or hereafter outstanding (other than the Warrants) or redeem, retire, purchase or otherwise acquire any shares of any class of its capital stock now or hereafter outstanding or any Option now or hereafter outstanding (other than the Warrants); provided, however, that nothing in this Section 5.1 or any other provision of this Warrant Agreement shall restrict the Company's purchase of shares of Series A Common Stock or options to purchase Series A Common Stock pursuant to the terms of any shareholder or other agreement between the Company and any employee or former employee of the Company in accordance with the terms of such agreement; provided, further, that nothing in this Section 5.1 or any other provision of this Warrant Agreement shall restrict the Company's ability to declare or pay a dividend or Distribution permitted by the Securities Purchase Agreement if such dividend or Distribution is paid to the Investor as if all Warrants held by the Investor immediately prior to such dividend or Distribution were exercised in full.

     5.2 Reorganization. For so long as any of the Warrants or Warrant Shares remain outstanding, the Company shall not reorganize, or consolidate with, merge into or enter into a statutory share exchange with another corporation, partnership or other entity (other than a reorganization, consolidation or merger not involving a Change of Control in which the Company is the surviving entity) or transfer all or substantially all of its assets to another entity (any one of which shall constitute a "Reorganization") unless each Holder shall have the right to continue to have the Warrants outstanding and receive upon exercise thereof the consideration specified in Section 4.5.4.

     5.3 Notice. Notice of any contemplated Reorganization, or of any dissolution, winding up or liquidation, and the proposed terms thereof, including specifically in the case of a Reorganization how compliance with the requirements of Section 5.2 shall be secured, shall be given to the Holders at least 30 days before (i) the proposed consummation of such Reorganization, dissolution, winding up or liquidation or (ii) the record date therefor, whichever is earlier.

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1 Transfers. Prior to the earlier to occur of (i) an Initial Public Offering by the Company or (ii) December 31, 2002, Investor may not assign this Agreement or make a transfer of the Warrants, except to an Affiliate of Investor, the obligations of which Affiliate the Investor unconditionally guarantees. Following an Initial Public Offering by the Company or December 31, 2002, the Investor may transfer the Warrants to any Person subject to compliance with applicable federal and state securities laws.

     6.2 Notices. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail, telecopy, as specified below:

                       If to Investor:

                       HealthPlan Services Corporation
                       P. O. Box 30098
                       Tampa, Florida 33630-3098
                       Telecopier:  (813) 289-9559
                       Attention:    Mr. James K. Murray III, Executive
                                     Vice President and Chief Financial Officer and Mary Fahy, General Counsel
                       with a copy (which shall not constitute notice) to:

                       Fowler, White, Gillen, Boggs, Villareal, and Banker, P.A. 501 East Kennedy Boulevard, Suite 1700
                       Tampa, Florida 33602
                       Telecopier:   (813) 229-8313
                       Attention:    David C. Shobe

                       If to the Company:

                       Medirisk, Inc.
                       Two Piedmont Center, Suite 400
                       3565 Piedmont Road
                       Atlanta, Georgia 30305-1502
                       Telecopier:   (404) 364-6711
                       Attention:    Mark A. Kaiser, Chairman and Chief
                                           Executive Officer

                       With a copy (which shall not constitute notice) to:

                       Alston & Bird
                       One Atlantic Center
                       1201 West Peachtree Street
                       Atlanta, Georgia 30309-3424
                       Telecopier:   (404) 881-7777
                       Attention:    Keith O. Cowan

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 6.2. All notices and other communications shall be effective (i) if sent by messenger or delivery service, when delivered, (ii) if sent by mail, five days after having been sent by certified mail, with return receipt requested, or (iii) if sent by telecopier with receipt acknowledged, when sent.

     6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Investor may not assign this Agreement or any rights hereunder except as provided in Section 6.1.

     6.4 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all reasonable costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

     6.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

GEORGIA.

     6.6 CONSENT TO EXCLUSIVE JURISDICTION, VENUE AND FORUM. THE COMPANY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION, VENUE AND FORUM OF ANY STATE OR FEDERAL COURT IN TAMPA, FLORIDA WITH RESPECT TO ANY ACTION, WHETHER COMMENCED BY AN INVESTOR OR ANY OTHER PERSON, WHICH, IN WHOLE OR IN PART, IN ANY WAY ARISES UNDER OR RELATES TO THIS AGREEMENT, AND THE COMPANY AGREES THAT ANY SUCH ACTION FILED BY IT WILL BE FILED IN SUCH A COURT.

     6.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.

     6.8 Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by any of the Investor, their agents or representatives. All statements as to factual matters contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties of the Company hereunder as of the date of such certificate, exhibit or instrument.

     6.9 Remedies. In the event of a breach by the Company of this Agreement, the Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to seek specific performance of its rights under this Agreement. The Company agrees that in any action seeking specific performance of this Agreement (i) it will not argue that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of this Agreement by the Company and (ii) it will waive the defense in any action for specific performance that a remedy at law would be adequate.

     6.10 Incorporation of Exhibits and Schedules by Reference. All Exhibits and Schedules to this Agreement are incorporated herein by this reference.

     6.11 Entire Agreement; Amendment. This Agreement (including the Exhibits, Schedules and the parts of the Securities Purchase Agreement incorporated by reference herein) constitute the entire agreement between the Company and the Investor with respect to the subject matter hereof, superseding all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be modified or amended or any provision hereof may be waived only with the written consent of the Holders of at least two-thirds (2/3) of the aggregate number of Warrants and Warrant Shares then outstanding.

        (remainder of page intentionally left blank, signatures follow)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, this Agreement to become effective as of the date first above written.

                                        MEDIRISK, INC.



                                        By:   /s/ Mark A. Kaiser
                                             ---------------------------------
                                             Mark A. Kaiser, Chairman and
                                             Chief Executive Officer


                                        HEALTHPLAN SERVICES
                                        CORPORATION



                                        By:  /s/ James K. Murray III
                                            ----------------------------------
                                            James K. Murray III, Executive
                                            Vice President and Chief Financial
                                            Officer

                                    EXHIBITS


Exhibit A:  Form of Warrant Certificate

        A-1:   Form of Assignment

        A-2:   Form of Warrant Subscription

                                   APPENDIX A

                                  DEFINITIONS

     A. Certain Defined Terms. The following terms used in this Agreement have the following meanings:

     "Accredited Investor" has the same meaning as in Section 501(a)(3) of Regulation D promulgated under the Act.

     "Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, or partnership or other ownership interests, by contract or otherwise); provided that, in any event: (i) any Person which owns directly or indirectly 50% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a corporation or fifty 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Change of Control" has the meaning set forth in the Securities Purchase Agreement.

     "Charter Documents" of a Person means the articles or certificate of incorporation, the by-laws and any other charter documents of such Person, including without limitation any certificate of designation, as amended or restated and as in effect as of the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Act.

     "Convertible Securities" means any indebtedness or shares of capital stock convertible into or exchangeable for shares of Series A Common Stock.

     "Current Exercise Price" means the Exercise Price immediately before the occurrence of any event which, pursuant to Article 4, causes an adjustment to the Exercise Price.

     "Distribution" has the meaning given such term "distribution" in Section
607.06401 of the Florida Business Corporation Act as in effect on the date of this Agreement, including without limitation, the distribution of evidences of the Company's indebtedness, securities other than the Company's voting common stock, and other assets.

     "Event of Default" shall have the meaning given such term in the Securities Purchase Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     "Excluded Shares" has the meaning set forth in the Amended and Restated Articles of Incorporation of the Company in effect as of the date of this Agreement

     "Exercise Price" means the price of $0.01 per share adjusted from time to time as provided in Article 4.

     "Expiration Date" means 5:00 p.m., Atlanta time, on January 8, 2003.

     "Fair Value" of a share of Series A Common Stock on any specified date means:

     (i) If shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days before such date, excluding any trades which are not bona fide, arm's length transactions. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading or traded.

     (ii) If no shares of Series A Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Holder.

     (iii) If no shares of Series A Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, the fair value of a share of Series A Common Stock shall be as mutually agreed by the Company and the Investor; provided, however that if the Company and the Investor are unable to mutually agree upon the fair value, the Company and the Investor shall, within five days from the date that either party determines that they cannot agree, jointly retain an investment banking firm, or a nationally recognized accounting firm or other firm providing similar valuation services, satisfactory to each of them. If the Company and the Investor are unable to agree on the selection of such a firm within such five day period, the Company and the Investor shall, within twenty days after expiration of such five day period, each retain a separate independent investment banking firm (which firm, in either case, shall not be the investment banking firm regularly retained by the Company or the Investor). If either the Company or the Investor fail to retain such an investment banking firm during such twenty day period, then the independent investment banking firm retained by the Investor or the Company, as the case may be, shall alone take the actions described below. Such firms shall determine within thirty days of being retained the fair value of a share of Series A Common Stock and deliver their opinion in writing to the Company and to the Investor as to the fair value. If such firms cannot jointly agree upon the fair value, then, unless otherwise directed in writing by both the Company and the Investor, such firms, in their sole discretion, shall choose another investment banking firm independent of the Company and the Investor, which firm shall make such determination and render such an opinion as promptly as practicable. In either case, the determination so made shall be conclusive and binding on the Company and the Investor. The fees and expenses for such determination made by any and all such investment banking or other firms shall be paid one-half by the Company and one-half by the Investor. In the determination of the fair value of a share of Series A Common Stock, there shall not be taken into consideration any premium for shares representing control of the Company.

     "GAAP" means generally accepted accounting principles and practices, consistently applied, as promulgated in (i) the documents of Rule 203 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) Statement of Accounting Standards No. 43 "Omnibus Statement on Auditing Standards" of the Auditing Standards Board of the American Institute of Certified Public Accountants and (iii) any superseding or supplemental documentation of equal authority promulgating generally accepted accounting principles and practices, all as in effect from time to time. Accounting principles and practices are "consistently applied" when the accounting principles and practices observed in a current period are comparable in all material respects to the accounting principles and practices applied in the preceding period.

     "Holder" means any registered holder of Warrants or Warrant Shares.

     "Initial Public Offering" has the meaning set forth in the Securities Purchase Agreement

     "Maturity Event" has the meaning set forth in Section 1.3(c).

     "New Securities" means any and all shares of the Company's capital stock, Options or Convertible Securities other than Excluded Shares.

     "Option" means any right, warrant or option to subscribe for or purchase shares of Series A Common Stock or Convertible Securities, including the Warrants.

     "Other Credit Facility" has the meaning set forth in Section 1.1(b).

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Reorganization" has the meaning set forth in Section 5.2.

     "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated January 8, 1996, by and between the company and the Investor.

     "Senior Subordinated Notes" means those promissory notes issued by the Company pursuant to the Securities Purchase Agreement.

     "Series A Common Stock" means the Series A Common Stock issued by the Company or any successor thereto.

     "Series A Common Stock Outstanding" means the number of shares of Series A Common Stock outstanding plus the number of shares of Series A Common Stock issuable upon exercise of all outstanding Options and upon conversion of all outstanding Convertible Securities, including this Warrant.

     "Subsequent Closing Date" means a date on which Senior Subordinated Notes are purchased by the Investor pursuant to the Securities Purchase Agreement.

     "Subsidiary" of any Person means a corporation of which more than fifty percent (50%) of the outstanding shares of capital stock of each class entitled to vote on the election of directors is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

     "Subordination Agreement" has the meaning set forth in the Securities Purchase Agreement.

     "Transfer" means the sale, pledge, assignment or other transfer of the Warrants or the Warrant Shares, in whole or in part, and of the rights of the Holders under this Agreement.

     "Warrant Certificates" means the certificates representing the Warrants, registered in the name of the Holder, substantially in the form of EXHIBIT A.

     "Warrant Multiple" has the meaning set forth in Section 1.1(a).

     "Warrants" means the warrants issued pursuant to this Agreement, which, when exercised, give the Holder thereof the right to obtain one share of Series A Common Stock per warrant, subject to adjustment.

     "Warrant Shares" means the shares of Series A Common Stock acquired or acquirable upon exercise of the Warrants, any shares of Series A Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares of Series A Common Stock any other interest in the Company that has been or may be acquired upon exercise of the Warrants.

     B Interpretation.

     Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, and to the part include the whole. The term "including" is not limiting and the term "or" has the inclusive meaning represented by the term "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "Articles," "Sections," "Appendices," "Subsections," "Exhibits," and "Schedules" are to Articles, Sections, Appendices, Subsections, Exhibits and Schedules, respectively, of this Agreement, unless otherwise specifically provided. Terms defined herein may be used in the singular or the plural. Any capitalized terms used herein which are not specifically defined herein have the meaning given to them in the Securities Purchase Agreement.

                                   EXHIBIT A


THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND THE SHARES PURCHASABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED PURSUANT TO AND ARE SUBJECT TO A WARRANT AGREEMENT THAT FIXES THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE HOLDER OF THESE WARRANTS AND PLACES CERTAIN RESTRICTIONS ON THE TRANSFERABILITY OF THE WARRANTS. A COPY OF THE WARRANT AGREEMENT IS ON FILE AT THE COMPANY'S PRINCIPAL OFFICE.

                   SERIES A COMMON STOCK WARRANT CERTIFICATE

          VOID AFTER January 8, 2003  For the Purchase of _______
                                      Shares of Series A Common Stock


     MEDIRISK, INC. a Florida corporation (the "Company"), hereby certifies that, for value received, HEALTHPLAN SERVICES CORPORATION, or any permitted assigns, is the registered holder (the "Holder") of ________________________ (_________) Warrants (the "Warrants") to purchase shares (the "Shares") of Series A Common Stock of the Company ("Series A Common Stock"). As of January 8, 1996, each Warrant entitles the Holder to purchase from the Company one fully paid and nonassessable share of Series A Common Stock at an initial exercise price (the "Exercise Price") of $.01 per share; provided, however, that the number of shares that each Warrant entitles the Holder to purchase is subject to adjustment as provided in Article 4 of the Warrant Agreement, dated January 8, 1996, between the Company and the Holder (the "Warrant Agreement"), whether the event leading to such adjustment takes place before or after the date on which this Warrant Certificate is issued.

     The Holder's right to purchase Shares hereunder shall be exercised by surrender to the Company of this Warrant Certificate, together with an executed Form of Warrant Subscription (attached hereto) and payment of the aggregate Exercise Price of the Warrants exercised, at the principal executive office of the Company, upon the terms and subject to the conditions set forth in this Warrant Certificate and in the Warrant Agreement referred to herein.

     The Warrants represented by this Warrant Certificate are part of a duly authorized issue of up to 665,180 warrants to purchase shares of Series A Common Stock and have been issued pursuant to the Warrant Agreement. The Warrant Agreement is incorporated in this Warrant Certificate by this reference and must be referred to for a description of the rights, obligations and duties of the Company and the Holders of the Warrants issued pursuant to the Warrant Agreement.

     If, upon any exercise of Warrants represented by this Warrant Certificate, the number of Warrants exercised is less than the total number of Warrants represented by this Warrant Certificate, there shall be issued to the Holder or the Holder's assignee a new Warrant Certificate representing the number of Warrants not exercised.

     This Warrant Certificate, when surrendered to the Company in accordance with the terms of the Warrant Agreement, may be exchanged without payment of any service charge for another Warrant Certificate or Warrant Certificates representing in the aggregate a like number of Warrants.

     Subject to and in accordance with the terms of the Warrant Agreement, any or all of the Warrants represented by this Warrant Certificate may be transferred by presentation to the Company accompanied by an executed Form of Assignment (attached hereto). A new Warrant Certificate representing the number of Warrants so transferred shall be issued to the transferee, subject to any limitations provided in the Warrant Agreement, without charge. If the number of Warrants so transferred is less than the total number of Warrants represented by this Warrant Certificate, there shall be issued to the transferor a new Warrant Certificate representing the number of Warrants not transferred.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by the person named below thereunto duly authorized.



DATED: ____________, 199___                        MEDIRISK, INC.


                                           By:
                                                   ----------------------------
                                           Title:
                                                   ----------------------------

                                  EXHIBIT A-1

                               FORM OF ASSIGNMENT

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

     FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ____________________, the Warrants represented by the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ to transfer such Warrants on the books of the within-named Corporation with full power of substitution.

DATED:  __________, 19__

                                       Signature
                                                --------------------------------





                                     A-1-1

                                  EXHIBIT A-2

                          FORM OF WARRANT SUBSCRIPTION

                 (To be signed only upon exercise of Warrant.)

TO:  __________

     The undersigned, the holder of the Warrants represented by the attached Warrant Certificate (the "Holder"), hereby irrevocably elects to exercise the purchase right represented by such Warrants for, and to purchase thereunder, __________* Shares of Series A Common Stock (the "Shares") of ______________ (the "Company") and herewith makes payment, as provided in the Warrant Agreement, of US $_____________ therefor. The Holder hereby requests that the Company issue ______ shares of Series A Common Stock and requests that the certificate(s) for such Shares be issued in the name of, and delivered to:


                                 --------------------
                                 --------------------
                                 --------------------



           -------------------------  (Signature must conform in all
           -------------------------  respects to name of Holder as
           (Address)                  specified on the face of the
                                      Warrant Certificate)


Dated:  __________, 19__.

* Insert here the number of Shares called for on the face of the Warrant Certificate (or, in the case of a partial exercise, the portion thereof as to which the Warrants are being exercised), in either case without making any adjustment for additional Shares or any other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement, may be deliverable upon exercise.




                                     A-2-1